Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS THIRD QUARTER RESULTS

Q3 2025 Highlights

•
Net sales increased 1% from Q3 2024 to $1.5 billion, following growth in Q2 2025
•
Gross margin of 29.6% expanded 50 bps from Q3 2024
•
Diluted EPS increased 4% from Q3 2024 to $3.40
•
Confirms annual earnings guidance range of $10.81-$11.31 per diluted share, including year-to-date ASU 2016-09 tax benefit of $0.11

______________________

COVINGTON, LA. (October 23, 2025) – Pool Corporation (Nasdaq/GSM:POOL) today reported results for the third quarter of 2025 and confirmed its annual earnings guidance range.

“Building on momentum from the second quarter, we achieved sales growth in the third quarter of 2025. Our dedicated teams delivered not only top-line growth but also expanded gross margin. We continued to strengthen our industry leading position by adding four new locations this quarter and elevated our customer experience through expanded private-label offerings and strategic product partnerships. This month, we proudly mark our 30th anniversary as a public company listed on the Nasdaq Stock Market, a milestone made possible by our team’s long-term strategic focus and ongoing commitment to offer our customers the best value proposition in the industry,” commented Peter D. Arvan, president and CEO.

Third quarter ended September 30, 2025 compared to the third quarter ended September 30, 2024

Net sales increased 1% in the third quarter of 2025. We continued to support sustained customer demand for maintenance products and were pleased to see further improvement in sales for building materials products.

Gross profit grew by $12.8 million and gross margin increased 50 basis points to 29.6% compared to 29.1% in the same period of 2024. Gross margin benefited from mid-season price increases, continued progress on our pricing optimization initiatives and our continued focus on supply chain management.

Selling and administrative expenses (operating expenses) increased 5% compared to the third quarter of 2024, reflecting higher employee-related and facility costs due to sales center network expansion and inflationary pressures, as well as ongoing investments in our customer-facing technology initiatives.

Operating income increased $1.6 million compared to the third quarter of 2024. Operating margin was 12.3% in both the third quarter of 2025 and the third quarter of 2024.

Net income increased to $127.0 million compared to $125.7 million in the third quarter of 2024.

Earnings per diluted share increased 4% to $3.40 in the third quarter of 2025 compared to $3.27 in the same period of 2024. We recorded a $0.3 million, or $0.01 per diluted share, tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the third quarter of 2025 compared to a tax benefit of $0.5 million, also $0.01 per diluted share, realized in the same period of 2024. Adjusting for the impact from ASU 2016-09 in both periods, earnings per diluted share increased 4% to $3.39 compared to $3.26 in the third quarter of 2024.

Nine months ended September 30, 2025 compared to the nine months ended September 30, 2024

Net sales of $4.3 billion remained flat for the nine months ended September 30, 2025 compared to the same period in 2024. Gross margin was 29.6% for the first nine months of 2025 compared to 29.7% in the first nine months of 2024. In the first nine months of 2024, our gross margin benefited $12.6 million, or 30 basis points, from the non-recurring reversal of estimated import taxes. Without the 30 basis points included in our prior year gross margin, gross margin improved 20 basis points for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

Operating expenses increased 3% to $748.5 million compared to $728.6 million for the same period in 2024. Operating income decreased 5% to $528.2 million compared to $556.6 million in the same period last year. Operating margin was 12.3% compared to 12.9% for the nine months ended September 30, 2024.

Net income decreased 6% to $374.8 million compared to $397.0 million in the nine months ended September 30, 2024.

Earnings per diluted share decreased 3% to $9.97 compared to $10.30 in the same period of 2024, which included a $0.25 benefit from the non-recurring import tax reversal discussed above. We recorded a $4.2 million, or $0.11 per diluted share, tax benefit from ASU 2016-09 compared to an $8.3 million, or $0.21 per diluted share, tax benefit in the same period of 2024. Adjusting for the impact from ASU 2016-09 in both periods, earnings per diluted share was $9.86 compared to $10.09 in the first nine months of 2024.

Balance Sheet and Liquidity

Our inventory balance was $1.2 billion at September 30, 2025, an increase of $43.3 million, or 4%, from September 30, 2024, reflecting increases from inflation (including mid-season vendor price increases), new and acquired sales centers and strategic inventory purchases. Total debt outstanding increased $138.2 million to $1.1 billion at September 30, 2025, primarily to fund open market share repurchases of $159.1 million in the first nine months of 2025.

Net cash provided by operations was $285.7 million in the first nine months of 2025 compared to $488.6 million in the first nine months of 2024. The change in net cash flow provided by operations is primarily attributable to increased inventory investments and a federal tax payment of $68.5 million deferred from 2024.

Outlook

“Based on our performance to date and outlook for the remainder of the year, we are confirming our full-year earnings guidance range of $10.81 to $11.31, including our year-to-date ASU 2016-09 tax benefit of $0.11. As we look forward to closing out 2025, I am proud of the POOLCORP team, who drives our differentiated value proposition and is the true source of our successes. Their determination and dedication, combined with our unmatched network, allow us to grow our capabilities and relationships, ensuring that we are well-positioned to continue providing lasting value to our shareholders,” said Arvan.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures (adjusted EBITDA and adjusted diluted EPS). See the addendum to this release for definitions of our non-GAAP measures and reconciliations of our non-GAAP measures to GAAP measures.

About Pool Corporation

POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. As of September 30, 2025, POOLCORP operated 454 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

Forward-Looking Statements

This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should,” “will,” “may,” “outlook,” and other words and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions; changes in economic conditions, consumer discretionary spending, the housing market, inflation or interest rates; our ability to maintain favorable relationships with suppliers and manufacturers; competition from other leisure product alternatives or mass merchants; our ability to continue to execute our growth strategies; changes in the regulatory environment; new or additional taxes, duties or tariffs; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2024 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

Kristin S. Byars

Director, Investor Relations and Finance

985.801.5153

kristin.byars@poolcorp.com

POOL CORPORATION

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$1,451,131	$1,432,879	$4,307,187	$4,323,474
Cost of sales	1,021,948	1,016,476	3,030,474	3,038,370
Gross profit	429,183	416,403	1,276,713	1,285,104
Percent	29.6%	29.1%	29.6%	29.7%
.
Selling and administrative expenses	251,196	240,050	748,518	728,550
Operating income	177,987	176,353	528,195	556,554
Percent	12.3%	12.3%	12.3%	12.9%
.
Interest and other non-operating expenses, net	12,004	12,355	35,387	39,818
Income before income taxes and equity in earnings	165,983	163,998	492,808	516,736
Provision for income taxes	38,985	38,361	118,048	119,891
Equity in earnings of unconsolidated investments, net	15	64	56	180
Net income	$127,013	$125,701	$374,816	$397,025

Earnings per share attributable to common stockholders: (1)
Basic	$3.41	$3.29	$10.01	$10.37
Diluted	$3.40	$3.27	$9.97	$10.30
Weighted average common shares outstanding:
Basic	37,090	37,983	37,272	38,104
Diluted	37,223	38,187	37,420	38,330

Cash dividends declared per common share	$1.25	$1.20	$3.70	$3.50

(1)
Earnings per share under the two-class method is calculated using net income attributable to common stockholders (net income reduced by earnings allocated to participating securities), which was $126.4 million and $125.0 million for the three months ended September 30, 2025 and September 30, 2024, respectively, and $373.0 million and $395.0 million for the nine months ended September 30, 2025 and September 30, 2024, respectively. Participating securities excluded from weighted average common shares outstanding were 184,000 and 206,000 for the three months ended September 30, 2025 and September 30, 2024, respectively, and 184,000 and 206,000 for the nine months ended September 30, 2025 and September 30, 2024, respectively.

POOL CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	September 30,	Change
	2025	2024	$	%

Assets
Current assets:
Cash and cash equivalents	$128,483	$91,347	$37,136	41%
Receivables, net (1)	138,072	119,538	18,534	16
Receivables pledged under receivables facility	305,537	306,155	(618)	(0)
Product inventories, net (2)	1,223,809	1,180,491	43,318	4
Prepaid expenses and other current assets	53,138	43,168	9,970	23
Total current assets	1,849,039	1,740,699	108,340	6

Property and equipment, net	267,408	243,308	24,100	10
Goodwill	705,266	700,147	5,119	1
Other intangible assets, net	285,409	292,722	(7,313)	(2)
Equity interest investments	1,514	1,434	80	6
Operating lease assets	319,898	309,648	10,250	3
Other assets	72,137	79,431	(7,294)	(9)
Total assets	$3,500,671	$3,367,389	$133,282	4%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$457,319	$401,702	$55,617	14
Accrued expenses and other current liabilities	147,122	185,118	(37,996)	(21)
Short-term borrowings and current portion of long-term debt	12,881	44,683	(31,802)	(71)
Current operating lease liabilities	102,189	95,412	6,777	7
Total current liabilities	719,511	726,915	(7,404)	(1)

Deferred income taxes	79,101	65,106	13,995	21
Long-term debt, net	1,049,121	879,146	169,975	19
Other long-term liabilities	47,342	43,612	3,730	9
Non-current operating lease liabilities	225,706	220,101	5,605	3
Total liabilities	2,120,781	1,934,880	185,901	10
Total stockholders’ equity	1,379,890	1,432,509	(52,619)	(4)
Total liabilities and stockholders’ equity	$3,500,671	$3,367,389	$133,282	4%

(1)
The allowance for doubtful accounts was $8.3 million at September 30, 2025 and $10.0 million at September 30, 2024.
(2)
The inventory reserve was $29.0 million at September 30, 2025 and $28.6 million at September 30, 2024.

POOL CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2025	2024	Change
Operating activities
Net income	$374,816	$397,025	$(22,209)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,438	26,848	3,590
Amortization	6,598	6,514	84
Share-based compensation	17,385	14,391	2,994
Equity in earnings of unconsolidated investments, net	(56)	(180)	124
Other	459	3,123	(2,664)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(123,914)	(80,362)	(43,552)
Product inventories	77,407	181,326	(103,919)
Prepaid expenses and other assets	73,226	57,151	16,075
Accounts payable	(69,794)	(109,021)	39,227
Accrued expenses and other liabilities	(100,822)	(8,196)	(92,626)
Net cash provided by operating activities	285,743	488,619	(202,876)

Investing activities
Acquisition of businesses, net of cash acquired	(7,116)	(4,435)	(2,681)
Purchases of property and equipment, net of sale proceeds	(48,123)	(45,951)	(2,172)
Other investments, net	(508)	944	(1,452)
Net cash used in investing activities	(55,747)	(49,442)	(6,305)

Financing activities
Proceeds from revolving line of credit	1,417,100	1,146,900	270,200
Payments on revolving line of credit	(1,390,400)	(1,274,400)	(116,000)
Proceeds from term loan under credit facility	125,000	—	125,000
Payments on term loan under credit facility	(87,500)	(18,750)	(68,750)
Proceeds from asset-backed financing	437,600	623,900	(186,300)
Payments on asset-backed financing	(370,400)	(606,300)	235,900
Payments on term facility	(19,938)	—	(19,938)
Proceeds from short-term borrowings and current portion of long-term debt	17,431	8,873	8,558
Payments on short-term borrowings and current portion of long-term debt	(16,523)	(8,643)	(7,880)
Payments of deferred financing costs	(1,397)	(1,731)	334
Proceeds from stock issued under share-based compensation plans	9,203	11,955	(2,752)
Payments of cash dividends	(138,664)	(134,181)	(4,483)
Repurchases of common stock	(163,884)	(159,408)	(4,476)
Net cash used in financing activities	(182,372)	(411,785)	229,413
Effect of exchange rate changes on cash and cash equivalents	2,997	(2,585)	5,582
Change in cash and cash equivalents	50,621	24,807	25,814
Cash and cash equivalents at beginning of period	77,862	66,540	11,322
Cash and cash equivalents at end of period	$128,483	$91,347	$37,136

ADDENDUM

Base Business

When calculating our base business results, we exclude for a period of 15 months sales centers that are acquired, opened in new markets or closed. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

We have not provided separate base business income statements within this press release as our base business results for the three and nine-month periods ended September 30, 2025 closely approximated our consolidated results, and acquisitions and sales centers excluded from base business contributed less than 1% to the change in our reported net sales.

The table below summarizes the changes in our sales center count in the first nine months of 2025.

December 31, 2024	448
Acquired locations	2
New locations	6
Closed/Consolidated locations	(2)
September 30, 2025	454

Reconciliation of Non-GAAP Financial Measures

The non-GAAP measures described below should be considered in the context of all of our other disclosures in this press release.

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other impairments and equity in earnings or loss of unconsolidated investments. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

Adjusted EBITDA is not a measure of performance as determined by generally accepted accounting principles (GAAP). We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

We have included Adjusted EBITDA as a supplemental disclosure because management uses it to monitor our performance, and we believe that it is widely used by our investors, industry analysts and others as a useful supplemental performance measure. We believe that Adjusted EBITDA, when viewed with our GAAP results and the accompanying reconciliations, provides an additional measure that enables management and investors to monitor factors and trends affecting our ability to service debt, pay taxes and fund capital expenditures.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2025	2024	2025	2024
Net income	$127,013	$125,701	$374,816	$397,025
Adjustments to increase (decrease) net income:
Interest and other non-operating expenses (1)	11,622	12,230	35,633	39,484
Provision for income taxes	38,985	38,361	118,048	119,891
Share-based compensation	4,435	4,047	17,385	14,391
Equity in earnings of unconsolidated investments, net	(15)	(64)	(56)	(180)
Depreciation	10,634	9,257	30,438	26,848
Amortization (2)	2,000	1,963	5,925	5,854
Adjusted EBITDA	$194,674	$191,495	$582,189	$603,313
(1)
Shown net of losses (gains) on foreign currency transactions of $382 and $125 for the three months ended September 30, 2025 and September 30, 2024, respectively, and $(246) and $334 for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(2)
Excludes amortization of deferred financing costs of $286 and $350 for the three months ended September 30, 2025 and September 30, 2024, respectively, and $673 and $660 for the nine months ended September 30, 2025 and September 30, 2024, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

Adjusted Diluted EPS

We have included adjusted diluted EPS, a non-GAAP financial measure, in this press release as a supplemental disclosure, because we believe this measure is useful to management, investors and others in assessing our period-to-period operating performance.

Adjusted diluted EPS is a key measure used by management to demonstrate the impact of tax benefits from ASU 2016-09 on our diluted EPS and to provide investors and others with additional information about our potential future operating performance to supplement GAAP measures.

We believe this measure should be considered in addition to, not as a substitute for, diluted EPS presented in accordance with GAAP, and in the context of our other disclosures in this press release. Other companies may calculate this non-GAAP financial measure differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Diluted EPS	$3.40	$3.27	$9.97	$10.30
ASU 2016-09 tax benefit	(0.01)	(0.01)	(0.11)	(0.21)
Adjusted diluted EPS	$3.39	$3.26	$9.86	$10.09